EXHIBIT 32.2

                           SECTION 1350 CERTIFICATION

         In connection with the annual report of Miller Petroleum, Inc. (the "Company") on Form 10-K for the year ended April 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), I, Paul W. Boyd, Chief Financial Officer certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: August 7, 2009                 /s/ Paul W. Boyd
                                     ----------------
                                     Paul W. Boyd, Chief Financial Officer,
                                     principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.